UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2009

Luna Innovations Incorporated

(Exact name of registrant as specified in its charter)

Delaware	000-52008	54-1560050
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Riverside Circle, Suite 400

Roanoke, Virginia 24016

(Address of principal executive offices, including zip code)

540-769-8400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On July 30, 2009, Luna Innovations Incorporated (the “Company”) received a notice of deficiency from the NASDAQ Stock Market (“NASDAQ”) listing qualifications department staff (the “Staff”) indicating that the Company no longer complied with the independent director requirement as set forth in Rule 5605 as a result of the resignation of Bobbie Kilberg from the Board of Directors.

The Company had previously notified the Staff of this deficiency and filed a Current Report on Form 8-K with respect to the resignation of the director on July 22, 2009.

Pursuant to NASDAQ Marketplace Rule 5605(b)(1), the Staff has permitted the Company until the earlier of the Company’s next annual shareholders’ meeting or July 20, 2010, unless the next annual shareholders’ meeting is held before January 19, 2010, in which case the Company has until January 19, 2010, to regain compliance. If the Company is unable to regain compliance within the permitted time period, the Staff may determine to delist the Company’s shares of common stock from the NASDAQ Global Market and to suspend trading effective at a future date.

A copy of the press release announcing the Staff’s determination is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The Company has previously requested a hearing before the NASDAQ Listing Qualifications Panel (the “Panel”) with respect to a Staff Determination Notice from NASDAQ dated July 17, 2009 because the Company filed for protection under Chapter 11 of the US Bankruptcy Code on July 17, 2009. The delisting action has been stayed pending a hearing before the Panel, which has been scheduled for August 27, 2009. There can be no assurance that the Panel will grant the Company’s request for continued listing. Pending a decision by the Panel, the Company’s common stock will remain listed on the NASDAQ Global Market.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated August 4, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luna Innovations Incorporated

By:	/s/ Talfourd H. Kemper, Jr.
Talfourd H. Kemper, Jr.
Vice President and General Counsel

Date: August 4, 2009

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated August 4, 2009